T. ROWE PRICE GROUP, INC.
2018 ANNUAL INCENTIVE COMPENSATION POOL
FOR EXECUTIVE OFFICERS

SECTION 1
Purpose

The purpose of the T. Rowe Price Group, Inc. 2018 Annual Incentive Compensation Pool for Executive Officers is to attract and retain executives and to motivate those executives to promote the profitability and growth of T. Rowe Price Group, Inc. (the “Company”), by permitting the Company to make annual incentive compensation awards based on the Company’s performance to select Executive Officers.

SECTION 2
Definitions

“Award” will mean the Award for a Participant finally determined by the Committee under Section 4(c).

“Maximum Award” will mean the maximum percentage of the Incentive Pool granted to a Participant by the Committee for a Performance Period. The Maximum Award granted to any Participant for a Performance Period may not exceed 35% of the Incentive Pool.

“Board” will mean the Board of Directors of the Company, or any successor thereto.

“Committee” will mean the Executive Compensation and Management Development Committee of the Board.

“Exchange Act” will mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” will mean any employee of the Company who is designated as an Executive Officer under Item 402 of Regulation S-K of the Securities Act of 1933, as amended.

“Incentive Pool” will mean an amount equal to 6% of the first $50,000,000 of our annual Income before Income Taxes and Minority Interests for the applicable year, as reflected in our audited consolidated statement of income ("adjusted earnings"), plus 8% of our adjusted earnings in excess of $50,000,000. Notwithstanding the foregoing, "adjusted earnings" will be calculated without regard to (i) any gains or losses classified as "discontinued operations," and any other unusual or nonrecurring gains or losses, (ii) charges relating to goodwill, and (iii) the cumulative effect of changes in accounting policy (which include changes in accounting principles generally accepted in the United States) adopted by us. In each instance, the foregoing adjustments must be recognized in accordance with accounting principles generally accepted in the United States and must appear on the face of our consolidated statement of income for such year.
“Participant” will mean, for each Performance Period, each Executive Officer who has been selected by the Committee to participate in the Plan.

“Performance Period” will mean the Company’s fiscal year.

“Plan” will mean this T. Rowe Price Group, Inc. Annual Incentive Compensation Pool, as amended from time to time.

SECTION 3
Administration

The Committee will administer the Plan and will have full and exclusive authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants in the Plan, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, will be final and binding on the Company, its stockholders and Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee will be eligible to participate in the Plan.

SECTION 4
Determination of Awards

(a) Prior to the beginning of each Performance Period, or at such later time as the Committee may determine, the Committee will in its sole discretion designate in writing the Executive Officers who will participate in the Plan for that Performance Period and the Maximum Award that each Participant will be eligible to receive. The actual Award granted to a Participant may be less than the Maximum Award permitted for the Performance Period and may be subject to such other limitations as may be established by the Committee in its sole and absolute discretion.
(b) Following the end of each Performance Period, and before any payments are made under the Plan, the Committee will certify in writing (i) the amount of the Incentive Pool, if any, for the Performance Period and (ii) the amount of the Maximum Awards provided for in Section 4(a). Notwithstanding the foregoing, the Committee in its sole discretion may prior to the end of a Performance Period (x) perform the certification described in Section 4(b)(i) based on preliminary financial results for the Performance Period and (y) determine the amount of any Awards as described in Section 4(b)(ii); provided, however, that the certification of the amount of the Incentive Pool and any Maximum Awards prior to the end of a Performance Period does not exempt the Committee from performing the post-Performance Period certification otherwise described in this Section 4(b).

(c) Following the certification required by paragraph (b) of this Section, the Committee may determine to grant to any Participant an Award that may not exceed the Maximum Award determined in accordance with Section 4(a). The Committee in its sole discretion may reduce or eliminate the Award granted to any Participant under Section 4(a) based on factors determined by the Committee, including but not limited to, performance against qualitative and quantitative goals, which may be pre-established, and the Participant’s individual performance.

SECTION 5
Payment of Awards

Each Participant will be eligible to receive, as soon as practicable after the amount of such Participant’s Award for a Performance Period has been determined under Section 4(b), but in no event later than two and one-half months after the end of the Performance Period to which the Award relates, payment of the Award in cash. Notwithstanding the foregoing, no more than [INSERT LIMITATION (e.g., one-half, two-thirds, 75%)] of the Award may be paid to a Participant prior to the end of the Performance Period. If a Participant’s employment with the Company terminates prior to the conclusion of a Performance Period, the Committee may determine, in its discretion, an amount, if any, to be paid to the Participant in connection with the Participant’s period of employment. Payment of any Award may be deferred to any then existing deferred compensation plan in accordance with a written election by the Participant pursuant to procedures established by the Committee.

SECTION 6
Amendments

The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to the NASDAQ listing rules or the Exchange Act, or any other applicable law, rule or regulation, will be effective without such consent. No amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment will be effective unless the Participant has agreed thereto in writing.

SECTION 7
Termination

The Committee may terminate this Plan at any time but in no event will the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without the Participant’s written consent.

SECTION 8
Other Provisions

(a) No Executive Officer or other person will have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, will be construed as giving any Executive Officer any right to be retained in the employ of the Company. Nothing contained in this Plan will limit the ability of the Company to make payments or awards to Executive Officers under any other plan, agreement, or arrangement.

(b) The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, will not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(c) Awards under this Plan will not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in that plan.

(d) The Company will have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(e) Nothing contained in the Plan will be construed to prevent the Company or any of its subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan and nothing in the Plan will be deemed to limit or restrict the ability of the Company or any of its subsidiaries from establishing any compensation plan or arrangement, or making any payment, or granting any award to any Executive Officer. No employee, beneficiary or other person will have any claim against the Company or any of its subsidiaries as a result of any such action.

(f) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan will be determined in accordance with the laws of the State of Maryland without regard to principles of conflict of laws.

(g) No member of the Committee or the Board, and no officer, employee or agent of the Company will be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

SECTION 9
Effective Date

The Plan will be effective as of January 1, 2018 and will continue until terminated by the Committee.